Exhibit 99.1

NEXSTAR MEDIA GROUP REPORTS FOURTH QUARTER NET REVENUE OF $1.3 BILLION

Q4 Consolidated Net Revenue Drives Operating Income of $230 Million, Net Income of $100 Million,

Consolidated Adjusted EBITDA of $411 Million and Attributable Free Cash Flow of $265 Million

Quarterly and Full Year Return of Capital to Shareholders of $137 Million and $796 Million, Respectively,

Reduced Shares Outstanding by 8.7% during 2023

Issues 2024 Adjusted EBITDA Guidance of $2.085 Billion to $2.195 Billion

IRVING, Texas – February 28, 2024 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) today reported financial results for the fourth quarter and year ended December 31, 2023 as summarized below:

Summary 2023 Fourth Quarter and Full Year Highlights

NEXSTAR - CONSOLIDATED(1)

	Three Months Ended December 31,		%	Year Ended December 31,		%
($ in millions)	2023	2022	Change	2023	2022	Change
Core Advertising Revenue	$449	$477	(5.9)	$1,660	$1,718	(3.4)
Political Advertising Revenue	30	266	(88.7)	66	506	(87.0)
Total Television Advertising Revenue	$479	$743	(35.5)	$1,726	$2,224	(22.4)

Distribution Revenue	704	616	+14.3	2,727	2,571	+6.1
Digital Revenue	106	112	(5.4)	395	365	+8.2
Other Revenue	15	16	(6.3)	85	51	+66.7
Net Revenue	$1,304	$1,487	(12.3)	$4,933	$5,211	(5.3)

Income from Operations	$230	$294	(21.8)	$708	$1,312	(46.0)

Net Income	$100	$178	(43.8)	$270	$943	(71.4)

Adjusted EBITDA(2), (3)	$411	$598	(31.3)	$1,469	$2,223	(33.9)
Adjusted EBITDA Margin(4)	31.5%	40.2%		29.8%	42.7%

Attributable Free Cash Flow(2), (3)	$265	$422	(37.2)	$847	$1,502	(43.6)

NEXSTAR - EXCLUDING THE CW NETWORK, LLC (“Nexstar, Ex-The CW”)(1)
Net Revenue	$1,261	$1,425	(11.5)	$4,710	$5,149	(8.5)

Adjusted EBITDA(2), (3)	$461	$662	(30.4)	$1,726	$2,287	(24.5)
Adjusted EBITDA Margin(4)	36.6%	46.5%		36.6%	44.4%

Free Cash Flow(2), (3)	$295	$458	(35.6)	$1,000	$1,538	(35.0)

(1)
On September 30, 2022, Nexstar completed its acquisition of a 75% ownership interest in The CW Network, LLC (“The CW”). Nexstar – Consolidated refers to all of the Company’s operations while Nexstar, Ex-The CW refers to the Consolidated results without The CW operations and eliminations. Management believes this presentation to be useful to investors as an indicator of our assets’ operating performance as we are undertaking initiatives to improve the profitability of The CW. See the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section of this press release for more information.
(2)
Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release.
(3)
For the year ended December 31, 2023, these metrics exclude the portion of our distribution from Television Food Network, G.P. (“TV Food Network”) related to the net proceeds of an accounts receivable securitization.
(4)
Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

Nexstar Media Group, Inc. 02/28/2024	page 2

CEO Comment

Perry A. Sook, Nexstar’s Chairman and Chief Executive Officer, commented, “Nexstar’s fourth quarter financial results outperformed consensus expectations in key financial metrics including Adjusted EBITDA and Attributable Free Cash Flow. Our 2023 results extend Nexstar’s long record of consistently generating substantial free cash flow, and we expect that trend to continue. To that end, in January we announced an increase in our annual dividend by 25%, our thirteenth consecutive increase.

“The power of the broadcast model and its ability to reach the largest audience of any medium with important news, sports and entertainment content is as strong as ever, reflected by the record audience delivery for NFL and Super Bowl, Grammys and other live sports and event programming. Validating the enduring strength, reach and appeal of broadcast, during the fourth quarter we successfully completed all of our remaining distribution negotiations without interruption, as our distribution partners, their customers and our audience value the highest-rated broadcast and fastest-growing cable news network programming we provide. The completion of these and other recent distribution agreements provide solid visibility for our distribution revenues in 2024 and beyond. As we move into 2024, an election year, we look forward to once again demonstrating the value of broadcast television to candidates and campaigns looking to communicate to the electorate through political advertising on television.

“Our strong financial track record supports our commitment to shareholder returns and the enhancement of shareholder value. On average, for the 2022/2023 cycle, Nexstar generated $1.8 billion of Adjusted EBITDA and $1.2 billion of Attributable Free Cash Flow. Over that time frame, we returned an average of $910 million each year to shareholders in the form of dividends and share repurchases, representing approximately 77% of our average Attributable Free Cash Flow. We expect to continue to use our cash flow to maximize shareholder returns.”

Fourth Quarter and Full Year 2023 Operational Highlights

•
Successfully renewed distribution agreements representing more than 40% of our subscriber base on terms favorable to the Company, positioning Nexstar to deliver further annual distribution revenue growth.

•
Renewed and extended multi-year affiliation agreements with the Fox Network, MyNetworkTV and The CW Network.

•
Launched CW Network affiliations on Nexstar owned and operated television stations in five markets, including three of the nation’s top-15 television markets, bringing the number of Nexstar and partner-owned CW affiliates to 45, covering more than 39% of U.S. TV Households.

•
Expanded and extended CW Network affiliation agreements with several broadcast affiliate partners.

•
Secured or extended exclusive broadcast rights for The CW Network to WWE NXT, LIV Golf, Atlantic Coast Conference (ACC) college football and basketball games, and NASCAR Xfinity Series.

•
NewsNation marked a major cable news milestone by becoming a 24/5 news network and remains America’s fastest growing cable news network in primetime.

•
NewsNation hosted the final GOP Presidential primary debate before the Iowa caucuses, which was simulcast on The CW. The event delivered more than 4 million combined viewers with NewsNation garnering the largest audience in its three-year history, and the CW simulcast representing the most watched primetime program on the network since 2018.

•
Completed first upfront as a consolidated entity for all Nexstar national properties including NewsNation, The CW, Antenna TV, and The Hill adding 47 new advertisers across these platforms.

•
Led the industry in deployment of ATSC 3.0, or NextGen TV, with more than 58 million U.S. television households now receiving a NextGen TV signal from a Nexstar-owned or partner station.

Nexstar Media Group, Inc. 02/28/2024	page 3

•
Closed the acquisitions of KUSI-TV, an independent station and local news powerhouse in San Diego, CA, the nation’s 30th largest television market, and WSNN-LD, a MyNetworkTV affiliated low power television station serving the Tampa, FL market.

Fourth Quarter 2023 Financial Highlights

•
Fourth quarter net revenue of $1.3 billion compared to $1.5 billion in the prior year quarter.
o
The net revenue comparison primarily reflects the year-over-year decline in cyclical political advertising, offset, in part, by growth in our distribution revenue.
o
Excluding political advertising revenue, net revenue increased 4.3% year-over-year.
o
Approximately 55% of Nexstar’s fourth quarter revenue was generated by distribution and other revenue streams.

•
Fourth quarter core advertising revenue of approximately $449 million decreased 5.9% year-over-year.
o
Core television advertising was impacted by continued softness in the advertising market.

•
Fourth quarter political advertising revenue of approximately $30 million compared to $266 million in the prior year.
o
The reduction in political television advertising was due to the lack of material election activity in odd years.

•
Record fourth quarter distribution revenue of approximately $704 million increased 14.3% versus prior year.
o
Distribution revenue growth was driven by the renewal of the substantial majority of our distribution agreements in 2022 and 2023 on improved terms and annual rate escalators, as well as growth in virtual MVPD revenue, offset, in part, by continued MVPD subscriber attrition and the removal of partner stations from certain MVPDs.

•
Fourth quarter digital revenue of approximately $106 million decreased 5.4% year-over-year.
o
Digital revenue was primarily impacted by weakness in national digital advertising, partially offset by year-over-year increases in Nexstar’s local digital advertising revenue and agency services business and ecommerce.

•
On a consolidated basis, fourth quarter Adjusted EBITDA was $411 million, representing a 31.5% margin, and fourth quarter attributable free cash flow was $265 million.
o
Fourth quarter Adjusted EBITDA was primarily impacted by the reduction in net revenue year-over-year.

•
Excluding The CW Network, fourth quarter Adjusted EBITDA was $461 million.

•
In the fourth quarter of 2023, the Company used cash on hand and cash flow from operations to:
o
Return $137 million to shareholders through the repurchase of 629,469 shares of Nexstar’s common stock at an average price of approximately $145.13 per share for a total of $91 million (excluding $5 million that was used to repurchase stock in September and settled in October), and quarterly cash dividend payments of $46 million;
o
Reduce debt by approximately $32 million.

Nexstar Media Group, Inc. 02/28/2024	page 4

Debt and Leverage Review

•
The consolidated debt of Nexstar and Mission Broadcasting, Inc. (“Mission”), an independently owned variable interest entity, at December 31, 2023 was $6.84 billion, including senior secured debt of $4.13 billion.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which ratios only include Nexstar, excluding The CW Network’s operations and cash balance. As of December 31, 2023, The CW Network had $52 million of cash on its balance sheet.
o
The Company’s first lien net leverage ratio at December 31, 2023 was 2.25x compared to a covenant of 4.25x.
o
The Company’s total net leverage ratio at December 31, 2023 was 3.76x.

The table below summarizes the Company’s debt obligations (net of financing costs, discounts and/or premiums).

($ in millions)	December 31, 2023	December 31, 2022
Revolving Credit Facilities	$62	$62
First Lien Term Loans	4,064	4,178
5.625% Senior Unsecured Notes due 2027	1,717	1,718
4.75% Senior Unsecured Notes due 2028	994	993
Total Outstanding Debt	$6,837	$6,951

Unrestricted Cash	$135	$204

Full-Year 2024 Guidance

Based on our current outlook, we are establishing guidance for fiscal 2024 Adjusted EBITDA in a range of $2.085 billion to $2.195 billion.

Key factors differing from our current expectations could affect our outlook for Adjusted EBITDA for 2024 either positively or negatively. Those factors include, among other things, the amount of political fundraising and spend on television advertising in our markets, the rate of growth or attrition of pay television subscribers, the health of the local and national advertising markets, the ability to renegotiate affiliation agreements on favorable terms, and the level of distributions related to our 31.3% ownership stake in TV Food Network.

Fourth Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 877-407-9208 or +1 201-493-6784, conference ID 13743674 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

Definitions and Disclosures Regarding non-GAAP Financial Information

Nexstar Media Inc., a wholly-owned subsidiary of the Company, acquired a 75% ownership interest in The CW on September 30, 2022 and designated The CW as an “Unrestricted Subsidiary” as permitted under the terms of its debt agreements. The financial results for The CW are included in the financial presentation herein from that date forward. The financial results of The CW, the Company’s only Unrestricted Subsidiary, and associated eliminations are excluded from the calculation of the Company’s leverage ratio for purposes of compliance with its financial covenant.

Nexstar Media Group, Inc. 02/28/2024	page 5

Adjusted EBITDA is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (gain) loss on asset disposal, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus reimbursement from the FCC related to station repack and broadcast rights payments (excluding broadcast rights payments for The CW). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance and a measure of our ability to service debt. It is also used by management to identify the cash available for strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. We also believe that Adjusted EBITDA is useful to investors and lenders as a measure of valuation.

Adjusted EBITDA for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Adjusted EBITDA, less the Adjusted EBITDA of The CW and Eliminations.

Free cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), stock-based compensation expense, (gain) loss on asset disposal, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus payments for broadcast rights (excluding broadcast rights payments for The CW), cash interest expense, capital expenditures, proceeds from disposal of assets and insurance recoveries, and operating cash income tax payments. We consider Free Cash Flow to be an indicator of our assets’ operating performance. In addition, this measure is useful to investors because it is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of Free Cash Flow may differ from our definition.

Attributable Free Cash Flow is calculated as Consolidated Free Cash Flow, less free cash flow of The CW attributable to its noncontrolling interests.

Free Cash Flow for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Free Cash Flow, less the free cash flow of The CW and Eliminations.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Free Cash Flow to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. For example, the definition of Free Cash Flow excludes stock-based compensation expenses specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. In addition, the definition of Free Cash Flow excludes the impact of non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets which are unpredictable. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 310,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local television broadcasting group comprised of top network affiliates, with over 200 owned or partner stations in 117 U.S. markets reaching 220 million

Nexstar Media Group, Inc. 02/28/2024	page 6

people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, America’s fastest-growing national cable news network, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:	Media Contact:
Lee Ann Gliha Executive Vice President and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

Nexstar Media Group, Inc. 02/28/2024	page 7

Nexstar Media Group, Inc.

Consolidated Statements of Operations and Comprehensive Income

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenue	$1,304	$1,487	$4,933	$5,211

Operating expenses (income):
Direct operating	540	502	2,153	2,005
Selling, general and administrative	244	278	903	904
Corporate	45	49	193	198
Depreciation and amortization	210	231	941	662
Goodwill and long-lived asset impairments	35	133	35	133
Other	-	-	-	(3)
Total operating expenses	1,074	1,193	4,225	3,899
Income from operations	230	294	708	1,312
Gain on bargain purchase	-	2	-	56
Income from equity method investments, net	23	43	104	153
Interest expense, net	(115)	(103)	(447)	(337)
Pension and other postretirement plans credit, net	9	10	36	43
Other expenses, net	-	-	-	(10)
Income before income taxes	147	246	401	1,217
Income tax expense	(47)	(68)	(131)	(274)
Net income	100	178	270	943
Net loss attributable to noncontrolling interests	15	25	76	28
Net income attributable to Nexstar Media Group, Inc.	$115	$203	$346	$971

Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$3.36	$5.42	$9.78	$24.68
Diluted	$3.32	$5.30	$9.64	$24.16

Weighted average number of common shares outstanding:
Basic (in thousands)	33,869	37,523	35,317	39,349
Diluted (in thousands)	34,244	38,320	35,834	40,187

Net income	$100	$178	$270	$943
Other comprehensive loss:
Change in unrecognized amounts included in pension and other postretirement benefit obligations, net of tax benefit of $9 in 2023 and $39 in 2022	(26)	(114)	(26)	(114)
Total comprehensive income	74	64	244	829
Total comprehensive loss attributable to noncontrolling interests	15	25	76	28
Total comprehensive income attributable to Nexstar Media Group, Inc.	$89	$89	$320	$857

Nexstar Media Group, Inc. 02/28/2024	page 8

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$152	$(52)	$-	$100	$272	$(94)	$-	$178

Add (Less):
Interest expense (income), net	116	(1)	-	115	104	(1)	-	103
Income tax expense	47	-	-	47	68	-	-	68
Depreciation and amortization expense(1)	138	2	-	140	140	1	-	141
Stock-based compensation expense	16	-	-	16	18	-	-	18
Loss on asset disposal and operating lease terminations, net	1	-	-	1	3	-	-	3
Transaction and other one-time expenses	1	1	-	2	-	30	-	30
Goodwill and long-lived asset impairments	35	-	-	35	133	-	-	133
Income from equity method investments, net	(23)	-	-	(23)	(43)	-	-	(43)
Distributions from equity method investments	12	-	-	12	15	-	-	15
Pension and other postretirement plans credit, net	(9)	-	-	(9)	(10)	-	-	(10)
Gain on bargain purchase	-	-	-	-	(2)	-	-	(2)
Payments for broadcast rights(1)	(18)	-	-	(18)	(28)	-	-	(28)
Adjusted EBITDA before transaction, one-time and other non-cash items	468	(50)	-	418	670	(64)	-	606
Margin %	37.1%	(90.9%)	-	32.1%	47.0%	(97.0%)	-	40.8%

Less: Transaction and other one-time expenses	(1)	(1)	-	(2)	-	(30)	-	(30)
Adjusted EBITDA before non-cash and other items	467	(51)	-	416	670	(94)	-	576
Margin %	37.0%	(92.7%)	-	31.9%	47.0%	(142.4%)	-	38.7%

Add (Less):
Stock-based compensation expense	(16)	-	-	(16)	(18)	-	-	(18)
Pension and other postretirement plans credit, net	9	-	-	9	10	-	-	10
Transaction and other one-time expenses	1	1	-	2	-	30	-	30
Adjusted EBITDA	$461	$(50)	$-	$411	$662	$(64)	$-	$598
Margin %	36.6%	(90.9%)	-	31.5%	46.5%	(97.0%)	-	40.2%

Net revenue	$1,261	$55	$(12)	$1,304	$1,425	$66	$(4)	$1,487

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Amortization of broadcast rights for The CW includes licenses for original entertainment and sports programming which match timing of revenues.

Nexstar Media Group, Inc. 02/28/2024	page 9

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Year Ended December 31, 2023				Year Ended December 31, 2022
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$543	$(273)	$-	$270	$1,037	$(94)	$-	$943

Add (Less):
Interest expense (income), net	450	(3)	-	447	338	(1)	-	337
Income tax expense	131	-	-	131	274	-	-	274
Depreciation and amortization expense(1)	558	6	-	564	571	1	-	572
Stock-based compensation expense	60	-	-	60	62	-	-	62
Loss (gain) on asset disposal and operating lease terminations, net	(2)	-	-	(2)	4	-	-	4
Transaction and other one-time expenses	2	13	-	15	7	30	-	37
Goodwill and long-lived asset impairments	35	-	-	35	133	-	-	133
Income from equity method investments, net	(104)	-	-	(104)	(153)	-	-	(153)
Distributions from equity method investments(2)	201	-	-	201	250	-	-	250
Pension and other postretirement plans credit, net	(36)	-	-	(36)	(43)	-	-	(43)
Other non-operating expenses, net	-	-	-	-	11	-	-	11
Gain on bargain purchase	-	-	-	-	(56)	-	-	(56)
Reimbursement from the FCC related to station repack	-	-	-	-	(3)	-	-	(3)
Payments for broadcast rights(1)	(88)	-	-	(88)	(126)	-	-	(126)
Adjusted EBITDA before transaction, one-time and other non-cash items	1,750	(257)	-	1,493	2,306	(64)	-	2,242
Margin %	37.2%	(102.8%)	-	30.3%	44.8%	(97.0%)	-	43.0%

Less: Transaction and other one-time expenses	(2)	(13)	-	(15)	(7)	(30)	-	(37)
Adjusted EBITDA before non-cash and other items	1,748	(270)	-	1,478	2,299	(94)	-	2,205
Margin %	37.1%	(108.0%)	-	30.0%	44.6%	(142.4%)	-	42.3%

Add (Less):
Stock-based compensation expense	(60)	-	-	(60)	(62)	-	-	(62)
Pension and other postretirement plans credit, net	36	-	-	36	43	-	-	43
Transaction and other one-time expenses	2	13	-	15	7	30	-	37
Adjusted EBITDA	$1,726	$(257)	$-	$1,469	$2,287	$(64)	$-	$2,223
Margin %	36.6%	(102.8%)	-	29.8%	44.4%	(97.0%)	-	42.7%

Net revenue	$4,710	$250	$(27)	$4,933	$5,149	$66	$(4)	$5,211

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Amortization of broadcast rights for The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.

Nexstar Media Group, Inc. 02/28/2024	page 10

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$152	$(52)	$-	$100	$272	$(94)	$-	$178

Add (Less):
Interest expense (income), net	116	(1)	-	115	104	(1)	-	103
Income tax expense	47	-	-	47	68	-	-	68
Depreciation and amortization expense(1)	138	2	-	140	140	1	-	141
Stock-based compensation expense	16	-	-	16	18	-	-	18
Loss on asset disposal and operating lease terminations, net	1	-	-	1	3	-	-	3
Transaction and other one-time expenses	1	1	-	2	-	30	-	30
Goodwill and long-lived asset impairments	35	-	-	35	133	-	-	133
Income from equity method investments, net	(23)	-	-	(23)	(43)	-	-	(43)
Distributions from equity method investments	12	-	-	12	15	-	-	15
Pension and other postretirement plans credit, net	(9)	-	-	(9)	(10)	-	-	(10)
Gain on bargain purchase	-	-	-	-	(2)	-	-	(2)
Payments for broadcast rights(1)	(18)	-	-	(18)	(28)	-	-	(28)
Cash interest expense	(113)	-	-	(113)	(101)	1	-	(100)
Capital expenditures, excluding station repack and CVR spectrum	(33)	(3)	-	(36)	(56)	(1)	-	(57)
Operating cash income tax (payments) benefit, net(2)	(36)	-	10	(26)	(65)	-	12	(53)

Free cash flow before transaction, one-time and other non-cash items	286	(53)	10	243	448	(64)	12	396

Less: Transaction and other one-time expenses	(1)	(1)	-	(2)	-	(30)	-	(30)

Free cash flow before non-cash and other items	285	(54)	10	241	448	(94)	12	366

Add: Pension and other postretirement plans credit, net	9	-	-	9	10	-	-	10
Transaction and other one-time expenses	1	1	-	2	-	30	-	30

Free cash flow	$295	$(53)	$10	$252	$458	$(64)	$12	$406

Less: Free cash flow attributable to noncontrolling interests	-	(13)	-	(13)	-	(16)	-	(16)

Attributable free cash flow(3)	$295	$(40)	$10	$265	$458	$(48)	$12	$422

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Amortization of broadcast rights for The CW includes licenses for original entertainment and sports programming which match timing of revenues.
(2)
The estimated cash income tax benefit from The CW’s operating results was included in the elimination and other and consolidated columns, but were excluded from the Nexstar, Ex-The CW columns.
(3)
The CW columns reflect the Company’s 75% ownership interest in The CW multiplied by The CW’s pre-tax free cash flow; The Nexstar, Ex-The CW columns reflect 100% of the Company’s free cash flow, as defined.

Nexstar Media Group, Inc. 02/28/2024	page 11

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Year Ended December 31, 2023				Year Ended December 31, 2022
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$543	$(273)	$-	$270	$1,037	$(94)	$-	$943

Add (Less):
Interest expense (income), net	450	(3)	-	447	338	(1)	-	337
Income tax expense	131	-	-	131	274	-	-	274
Depreciation and amortization expense(1)	558	6	-	564	571	1	-	572
Stock-based compensation expense	60	-	-	60	62	-	-	62
Gain (loss) on asset disposal and operating lease terminations, net	(2)	-	-	(2)	4	-	-	4
Transaction and other one-time expenses	2	13	-	15	7	30	-	37
Goodwill and long-lived asset impairments	35	-	-	35	133	-	-	133
Income from equity method investments, net	(104)	-	-	(104)	(153)	-	-	(153)
Distributions from equity method investments(2)	201	-	-	201	250	-	-	250
Pension and other postretirement plans credit, net	(36)	-	-	(36)	(43)	-	-	(43)
Other non-operating expenses, net	-	-	-	-	11	-	-	11
Gain on bargain purchase	-	-	-	-	(56)	-	-	(56)
Payments for broadcast rights(1)	(88)	-	-	(88)	(126)	-	-	(126)
Cash interest expense	(439)	-	-	(439)	(325)	1	-	(324)
Capital expenditures, excluding station repack and CVR spectrum	(141)	(8)	-	(149)	(155)	(1)	-	(156)
Capital expenditures related to station repack	-	-	-	-	(1)	-	-	(1)
Proceeds from disposal of assets and insurance recoveries(3)	8	-	-	8	1	-	-	1
Operating cash income tax (payments) benefit, net(4)(5)	(214)	-	46	(168)	(334)	-	12	(322)

Free cash flow before transaction, one-time and other non-cash items	964	(265)	46	745	1,495	(64)	12	1,443

Less: Transaction and other one-time expenses	(2)	(13)	-	(15)	(7)	(30)	-	(37)

Free cash flow before non-cash and other items	962	(278)	46	730	1,488	(94)	12	1,406

Add: Pension and other postretirement plans credit, net	36	-	-	36	43	-	-	43
Transaction and other one-time expenses	2	13	-	15	7	30	-	37

Free cash flow	$1,000	$(265)	$46	$781	$1,538	$(64)	$12	$1,486

Less: Free cash flow attributable to noncontrolling interests	-	(66)	-	(66)	-	(16)	-	(16)

Attributable free cash flow(6)	$1,000	$(199)	$46	$847	$1,538	$(48)	$12	$1,502

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Amortization of broadcast rights for The CW includes licenses for original entertainment and sports programming which match timing of revenues.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.
(3)
Excludes (i) proceeds from the sale of certain real estate property of $193 million during Q4 2022 ($199 million in total including $3 million deposits received each in 2022 and 2021) and (ii) proceeds from the sale of certain real estate property of $40 million during Q2 2022 ($45 million in total including deposits received in 2022 of $4 million).
(4)
Nexstar, Ex-The CW excludes tax payments related to the sale of certain real estate properties of $5 million in Q3 2022 and $43 million in Q4 2022.
(5)
The estimated cash income tax benefit from The CW’s operating results was included in the elimination and other and consolidated columns, but were excluded from the Nexstar, Ex-The CW columns.
(6)
The CW columns reflect the Company’s 75% ownership interest in The CW multiplied by The CW’s pre-tax free cash flow; The Nexstar, Ex-The CW columns reflect 100% of the Company’s free cash flow, as defined.

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